Glowpoint Name Change and New Ticker Symbol

Effective Monday, March 9, 2020

Los Angeles – March 9, 2020 -- (BUSINESS WIRE) Oblong Inc. (NYSE American: OBLG) ("Oblong" or the "Company"), a provider of award-winning patented multi-stream collaboration technologies that drive the next generation of visual and data collaboration, today announced a new corporate name change and new ticker symbol. As previously announced, the Company’s former name, Glowpoint Inc. has now been changed to Oblong Inc. and is now trading under the ticker OBLG on the NYSE American market, effective today, March 9, 2020.

Oblong is a unique collaboration services company focused on delivering advanced applications that offer users the opportunity to dramatically enhance and engage with content during in-room and virtual presentations. Known for its next-generation advanced visual solutions for content rich collaboration, the Company’s patented technology is transforming how people meet, engage with content and make decisions faster during virtual meetings. Oblong’s flagship product, Mezzanine, creates a new workspace where participants add, control and arrange content simultaneously from any location, allowing all participants to interact with content in its entirety in real-time.

About Oblong Inc.

Oblong’s innovative IP-protected technologies change the way people work, create, and communicate. With roots in more than two decades of research at the MIT Media Lab, Oblong delivers visual solutions for content-rich collaboration and spatial computing environments. Oblong's flagship product Mezzanine™ is the technology platform that defines the next era of computing: simultaneous multi-user, multi-screen, multi-device, multi-location for dynamic and immersive visual collaboration. Our customers are primarily comprised of Fortune 1000™ companies across diverse vertical markets, along with small and medium sized enterprises that embrace Oblong’s Mezzanine™ products to collaborate more effectively and make decisions faster.

Learn more at www.oblong.com, and connect via Twitter, Facebook, LinkedIn, and Instagram

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s future financial and operating performance, , ability to satisfy the NYSE American’s initial listing standards, future compliance with the NYSE American’s continued listing standards, and opportunities for increasing shareholder value. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Oblong can give no assurance that its future results will be as estimated. Oblong does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Investor Relations Contact:

Brett Maas

Hayden IR, LLC

brett@haydenir.com

646-536-7331

Oblong Press Contact:

Lilian Bories

VP Marketing

press@oblong.com

+1 213 683 8863